Exhibit 99.1

CONTACT:	Hilary Ginsberg
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

New York, NY, February 13, 2019 - Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•	Reported net income available to common stockholders of $46.2 million, or $0.34 per diluted share of common stock, for the three months ended December 31, 2018;

•	Reported Operating Earnings (a non-GAAP financial measure defined below) of $61.9 million, or $0.46 per diluted share of common stock, for the three months ended December 31, 2018;

•	Generated $77.8 million of net interest income during the quarter from the Company’s $4.9 billion commercial real estate loan portfolio;

•	Committed $796.8 million to new commercial real estate loans ($452.0 million of which was funded at closing) and funded an additional $133.7 million for loans closed prior to the quarter;

•	Completed an underwritten public offering of $230.0 million of the Company’s 5.375% Convertible Senior Notes due 2023 (the “5.375% 2023 Notes”); and

•	Declared a $0.46 dividend per share of common stock for the three months ended December 31, 2018.

2018 Highlights

•	Reported net income available to common stockholders of $192.6 million, or $1.48 per diluted share of common stock, for the year ended December 31, 2018;

•

Reported Operating Earnings of $223.4 million, or $1.78 per diluted share of common stock, for the year ended December 31, 2018; excluding the realized loss on early extinguishment of debt (described below), Operating Earnings were $226.0 million, or $1.80 per diluted share of common stock, for the year ended December 31, 2018;

•

Committed $3.0 billion to new commercial real estate loans ($2.1 billion of which was funded during the year ended December 31, 2018) and funded an additional $281.0 million for loans closed prior to 2018; and

•	Declared dividends per share of common stock totaling $1.84 during the year ended December 31, 2018.

“ARI had another solid year of operations and financial results in 2018, demonstrating the breadth of Apollo’s commercial real estate debt platform,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “ARI committed to $3 billion of transactions in 2018 and grew the Company’s investment portfolio to over $4.9 billion at year end. As we enter 2019, ARI already is off to a strong start, having committed to over $430 million of new transactions year-to-date and we continue to build a pipeline of investments with attractive, risk adjusted returns.”

Fourth Quarter 2018 Investment Activity

New Investments - During the fourth quarter of 2018, ARI committed capital to the following commercial real estate loans:

•	$744.0 million of first mortgage loans ($440.3 million of which were funded during the quarter); and

•	$52.8 million subordinate loan ($11.7 million of which was funded during the quarter).

Funding of Previously Closed Loans - During the fourth quarter of 2018, ARI funded $133.7 million for loans closed prior to the quarter.

Loan Repayments - During the fourth quarter of 2018, ARI received $465.8 million from loan repayments, comprised of $319.3 million from first mortgage loans and $146.5 million from subordinate loans.

Fourth Quarter 2018 Capital Markets Activity

Convertible Notes - ARI issued $230.0 million aggregate principal amount of the 5.375% 2023 Notes, which includes $30.0 million aggregate principal amount of the 5.375% 2023 Notes issued pursuant to the underwriters’ exercise of their option to purchase additional 5.375% 2023 Notes. The public offering generated net proceeds of approximately $223.7 million, after deducting the underwriting discount and estimated offering expenses. The conversion rate for the 5.375% 2023 Notes was initially equal to 48.7187 shares of common stock per $1,000 principal amount of notes or $20.53 per share of common stock. The 5.375% 2023 Notes will mature on October 15, 2023.

Quarter End Commercial Real Estate Loan Portfolio Summary

The following table sets forth certain information regarding the Company’s commercial real estate loan portfolio at December 31, 2018 ($ amounts in thousands):

Description	Amortized Cost	Weighted- Average Coupon (1)	Weighted- Average All-in Yield (1)(2)	Secured Debt (3)	Cost of Funds	Equity at Cost (4)
Commercial mortgage loans, net	$3,878,981	7.1%	7.9%	$1,897,077	4.3%	$1,981,904
Subordinate loans, net	1,048,612	13.1%	14.7%	—	—	1,048,612

Total/Weighted-Average	$4,927,593	8.4%	9.3%	$1,897,077	4.3%	$3,030,516

(1)	Weighted-Average Coupon and Weighted-Average All-in Yield are based on the applicable benchmark rates as of December 31, 2018 on the floating rate loans.
(2)	Weighted-Average All-in Yield includes the amortization of deferred origination fees, loan origination costs and accrual of both extension and exit fees.
(3)	Gross of deferred financing costs of $17.6 million.
(4)	Represents loan portfolio at amortized cost less secured debt outstanding.

Book Value

The Company’s book value per share of common stock was $16.20 at December 31, 2018 as compared to book value per share of common stock of $16.27 at September 30, 2018.

Subsequent Events

The following events occurred subsequent to quarter end:

New Investments - Subsequent to quarter end, ARI committed capital to the following commercial real estate loans:

•	$203.8 million of first mortgage loans ($197.0 million of which were funded during the quarter)

•	$228.0 million subordinate loan (all of which were funded during the quarter)

Funding of Previously Closed Loans - Subsequent to quarter end, ARI funded $65.6 million for previously closed loans.

Loan Repayments - Subsequent to quarter end, ARI received $215.5 million from loan repayments, including $106.5 million from first mortgage loans and $109.0 million from subordinate loans.

Operating Earnings

Operating Earnings is a non-GAAP financial measure that the Company defines as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on the Company’s foreign currency hedges, (v) the non-cash amortization expense related to the reclassification of a portion of the Company’s convertible senior notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses and impairments. Beginning with the quarter ended September 30, 2016, the Company slightly modified its definition of Operating Earnings to include realized gains (losses) on currency swaps related to interest income on investments denominated in a currency other than U.S. dollars. In addition, beginning with the quarter ended December 31, 2018, the Company further modified its definition of Operating Earnings to include the impact from forward points on its foreign currency hedges, which reflect the interest rate differentials between the applicable base rate for its foreign currency investments and USD LIBOR. These forward contracts effectively convert the rate exposure to USD LIBOR, resulting in additional interest income earned in U.S. dollar terms. These amounts are not included in GAAP net income. In order to conform to the 2018 year end presentation, which incorporates this modification, prior year Operating Earnings results presented below have been modified accordingly. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by ACREFI Management, LLC, the Company’s external manager and approved by a majority of the Company’s independent directors.

In order to evaluate the effective yield of the portfolio, the Company uses Operating Earnings to reflect the net investment income of its portfolio as adjusted to include the net interest expense related to its derivative instruments. Operating Earnings allows the Company to isolate the net interest expense associated with its swaps in order to monitor and project its full cost of borrowings. The Company also believes that its investors use Operating Earnings, or a comparable supplemental performance measure, to evaluate and compare the performance of the Company and its peers and, as such, the Company believes that the disclosure of Operating Earnings is useful to its investors. In addition, the Company has previously disclosed that it has disposed of all of its CMBS as of December 31, 2017 and the Company recorded a loss on early extinguishment of debt associated with exchanges and conversions of the Company’s 5.50% Convertible Senior Notes due 2019. Accordingly, the Company has disclosed Operating Earnings excluding realized loss and costs from sale of CMBS and loss on early extinguishment of debt because the Company believes it is useful to investors to present the results of the Company’s ongoing operations while excluding the effects associated with the disposal of its CMBS and the loss on early extinguishment of debt, which are non-recurring events and not reflective of its ongoing operations.

A significant limitation associated with Operating Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Operating Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Operating Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The table below reconciles Operating Earnings and Operating Earnings per share of common stock with net income available to common stockholders and net income available to common stockholders per share of common stock for the three months and years ended December 31, 2018 and December 31, 2017, respectively ($ amounts in thousands, except per share data):

	Three months ended December 31, 2018	Earnings Per Share(1)	Three months ended December 31, 2017	Earnings Per Share(1)
Operating Earnings:
Net income available to common stockholders	$46,155	$0.34	$34,322	$0.32
Adjustments:
Equity-based compensation expense	2,184	0.02	3,427	0.03
Unrealized gain on securities	—	—	(25,335)	(0.24)
(Gain) loss on derivative instruments	(10,261)	(0.08)	1,265	0.01
Foreign currency (gain) loss, net(2)	6,761	0.05	(658)	—
Realized gains relating to interest and forward points on foreign currency hedges, net(2)	1,170	0.01	44	—
Amortization of the convertible senior notes related to equity reclassification	934	0.01	1,051	0.01
Provision for loan losses and impairments	15,000	0.11	—	—

Total adjustments:	15,788	0.12	(20,206)	(0.19)

Operating Earnings	$61,943	$0.46	$14,116	$0.13

Realized loss and costs from sale of CMBS(3)	—	—	39,522	0.37

Operating Earnings excluding realized loss and costs from sale of CMBS and loss on early extinguishment of debt	$61,943	$0.46	$53,638	$0.50

Basic weighted-average shares of common stock outstanding	133,852,915		106,721,887
Weighted-average diluted shares - Operating Earnings
Weighted-average diluted shares - GAAP	163,900,633		108,095,950
Weighted-average unvested restricted stock units (“RSUs”)	1,598,665		—
Reversal of hypothetical conversion of the Company’s Notes	(30,047,718)		—

Weighted-average diluted shares - Operating Earnings	135,451,580		108,095,950

(1)	May not foot due to rounding.
(2)	Per share amount rounds to zero for the three months ended December 31, 2017.
(3)	For the three months ended December 31, 2017, the realized loss and costs from the sale of CMBS included realized losses from the sales of $37,575 and loss on early extinguishment of debt of $1,947.

Computation of Share Count for Operating Earnings

Basic weighted-average shares of common stock outstanding	133,852,915	106,721,887
Weighted-average unvested RSUs	1,598,665	1,374,063

Weighted-average diluted shares - Operating Earnings	135,451,580	108,095,950

	Year ended December 31, 2018	Earnings Per Share(1)	Year ended December 31, 2017	Earnings Per Share(1)
Operating Earnings:
Net income available to common stockholders	$192,646	$1.53	$156,270	$1.54
Adjustments:
Equity-based compensation expense	13,588	0.11	13,314	0.13
Unrealized gain on securities	—	—	(37,165)	(0.36)
(Gain) loss on derivative instruments	(39,058)	(0.31)	19,180	0.19
Foreign currency (gain) loss, net	30,335	0.24	(18,506)	(0.18)
Realized gains relating to interest and forward points on foreign currency hedges, net(2)	1,935	0.02	601	—
Amortization of the convertible senior notes related to equity reclassification	3,958	0.03	3,046	0.03
Loss from unconsolidated joint venture	—	—	2,847	0.03
Provision for loan losses and impairments	20,000	0.16	5,000	0.05
Series A preferred stock redemption charge	—	—	3,016	0.03
Realized gain from unconsolidated joint venture(2)	—	—	346	—

Total adjustments:	30,758	0.25	(8,321)	(0.08)

Operating Earnings	$223,404	$1.78	$147,949	$1.46

Realized loss and costs from sale of CMBS(3)	—	—	44,640	0.44
Loss on early extinguishment of debt	2,573	0.02	—	—

Operating Earnings excluding realized loss and costs from sale of CMBS and loss on early extinguishment of debt	$225,977	$1.80	$192,589	$1.90

Basic weighted-average shares of common stock outstanding	124,147,073		99,859,153
Weighted-average diluted shares - Operating Earnings
Weighted-average diluted shares - GAAP	153,821,515		101,232,610
Weighted-average unvested RSUs	1,612,676		—
Reversal of hypothetical conversion of the Company’s Notes	(29,674,442)		—

Weighted-average diluted shares - Operating Earnings	125,759,749		101,232,610

(1)	May not foot due to rounding.
(2)	Per share amount rounds to zero for the year ended December 31, 2017.
(3)	For the year ended December 31, 2017, the realized loss and costs from the sale of CMBS includes realized losses from the sales of $42,693 and loss on early extinguishment of debt of $1,947.

Computation of Share Count for Operating Earnings

Basic weighted-average shares of common stock outstanding	124,147,073	99,859,153
Weighted-average unvested RSUs	1,612,676	1,373,457

Weighted-average diluted shares - Operating Earnings	125,759,749	101,232,610

Teleconference Details:

The Company will host a conference call to discuss its financial results on Thursday, February 14, 2019 at 10:00 a.m. ET. Members of the public who are interested in participating in the Company’s fourth quarter 2018 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 3973575). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Thursday, February 14, 2019 and ending at midnight on Thursday, February 21, 2019. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 3973575.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings, and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $280.3 billion of assets under management as of December 31, 2018.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by Equiniti Trust Company (“Equiniti”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Equiniti at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Equiniti’s website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Consolidated Balance Sheets (in thousands-except share data)

	December 31, 2018	December 31, 2017
Assets:
Cash and cash equivalents	$109,806	$77,671
Commercial mortgage loans, net (includes $3,197,900 and $2,148,368 pledged as collateral under secured debt arrangements in 2018 and 2017, respectively)	3,878,981	2,653,826
Subordinate loans, net	1,048,612	1,025,932
Loan proceeds held by servicer	1,000	302,756
Other assets	33,720	28,420
Derivative assets, net	23,700	—

Total Assets	$5,095,819	$4,088,605

Liabilities and Stockholders’ Equity
Liabilities:
Secured debt arrangements, net (net of deferred financing costs of $17,555 and $14,348 in 2018 and 2017, respectively)	$1,879,522	$1,330,847
Convertible senior notes, net	592,000	584,897
Derivative liabilities, net	—	5,644
Accounts payable, accrued expenses and other liabilities	104,746	70,906
Payable to related party	9,804	8,168

Total Liabilities	2,586,072	2,000,462
Commitments and Contingencies (see Note 16)
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series B preferred stock, 6,770,393 shares issued and outstanding ($169,260 aggregate liquidation preference) in 2018 and 2017	68	68
Series C preferred stock, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference) in 2018 and 2017	69	69
Common stock, $0.01 par value, 450,000,000 shares authorized, 133,853,565 and 107,121,235 shares issued and outstanding in 2018 and 2017, respectively	1,339	1,071
Additional paid-in-capital	2,638,441	2,170,078
Accumulated deficit	(130,170)	(83,143)

Total Stockholders’ Equity	2,509,747	2,088,143

Total Liabilities and Stockholders’ Equity	$5,095,819	$4,088,605

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands-except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017
Net interest income:
Interest income from commercial mortgage loans	$75,275	$45,942	$263,709	$158,632
Interest income from subordinate loans	34,944	43,993	140,180	165,291
Interest income from securities	—	1,219	—	14,598
Interest expense	(32,413)	(21,967)	(114,597)	(78,057)

Net interest income	77,806	69,187	289,292	260,464
Operating expenses:
General and administrative expenses (includes equity-based compensation of $2,184 and $13,588 in 2018 and $3,427 and $13,314 in 2017)	(3,977)	(5,138)	(20,470)	(20,725)
Management fees to related party	(9,804)	(8,169)	(36,424)	(31,652)

Total operating expenses	(13,781)	(13,307)	(56,894)	(52,377)
Loss from unconsolidated joint venture	—	—	—	(2,847)
Other income	465	229	1,438	940
Provision for loan losses and impairments	(15,000)	—	(20,000)	(5,000)
Realized loss on sale of assets	—	(37,575)	—	(42,693)
Unrealized gain on securities	—	25,335	—	37,165
Foreign currency gain (loss)	(6,761)	658	(30,335)	18,506
Loss on early extinguishment of debt	—	(1,947)	(2,573)	(1,947)
Gain (loss) on derivative instruments (includes unrealized gains (losses) of $8,359 and $29,345 in 2018 and $6,103 and $(11,523) in 2017)	10,261	(1,265)	39,058	(19,180)

Net income	$52,990	$41,315	$219,986	$193,031

Preferred dividends	(6,835)	(6,993)	(27,340)	(36,761)

Net income available to common stockholders	$46,155	$34,322	$192,646	$156,270

Net income per share of common stock:
Basic	$0.34	$0.32	$1.52	$1.54
Diluted	$0.34	$0.32	$1.48	$1.54

Basic weighted-average shares of common stock outstanding	133,852,915	106,721,887	124,147,073	99,859,153

Diluted weighted-average shares of common stock outstanding	163,900,633	108,095,950	153,821,515	101,232,610